Exhibit 99.2

z	REVOCABLE PROXY FIRSTBANK CORPORATION	{

THIS PROXY IS SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS

FOR SPECIAL MEETING OF SHAREHOLDERS

ON             , 2013

The undersigned, a shareholder of FIRSTBANK CORPORATION, hereby appoints THOMAS R.SULLIVAN and SAMUEL G.STONE as proxies, each with full power to act without the other and to appoint his substitute, and hereby authorizes them to represent and vote, as designated hereon, all shares of Firstbank Corporation that the undersigned is entitled to vote at the special meeting of shareholders of Firstbank Corporation to be held             , 2013 and at any adjournment thereof.

Mark here for address change.	☐

Comments:

FOLD HERE – PLEASE DO NOT DETACH – PLEASE ACT PROMPTLY PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

		For	Against	Abstain
1.	Proposal to approve the Agreement and Plan of Merger dated as of August 14, 2013 between Mercantile Bank Corporation and Firstbank Corporation.	☐	☐	☐

Please be sure to date and sign this proxy card in the box below.	Date

Sign above	Co-holder (if any) sign above

		For	Against	Abstain
2.	Proposal to approve, on an advisory basis, the compensation that may be paid or become payable to Firstbank’s named executive officers that is based on or otherwise related to the proposed merger.	☐	☐	☐
		For	Against	Abstain
3.	Proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve Proposal 1.	☐	☐	☐

At their discretion, the Proxies are authorized to vote for all matters which may properly come before the meeting, including matters incident to the conduct of the meeting or any adjournments therof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN A MANNER DIRECTED HEREIN BY THE BELOW SIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” APPROVAL OF THE AGREEMENT AND PLAN OF MERGER, “FOR” ADVISORY APPROVAL OF FIRSTBANK’S EXECUTIVE COMPENSATION TO BE PAID OR PAYABLE IN CONNECTION WITH THE MERGER, “FOR” AUTHORITY TO ADJOURN THE MEETING, AND IN THE PROXIES’ DISCRETION ON OTHER MATTERS WHICH PROPERLY COME BEFORE THE MEETING.

Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership or limited liability company, please sign in partnership or company name by authorized person.

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